Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated April 5, 2024 on our audits of the consolidated financial statements of Aixin Life International, Inc. (the “Company”) as of and for the years ended December 31, 2023 and 2022, respectively, which report was included in the Annual Report on Form 10-K of the Company filed April 8, 2024 in the Company’s Registration Statement on Form S-8 (Registration No. 333-229182)

KCCW Accountancy Corp. Certified Public Accountants

Diamond Bar, California

April 8, 2024